UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2007
Meadow Valley Corporation
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)

0-25428 (Commission File Number)	86-0328443 (IRS Employer Identification Number)

4602 E. Thomas Road, Phoenix, AZ (Address of principal executive offices)	85018 (Zip Code)
Registrant’s telephone number, including area code: (602) 437-5400
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
     On June 29, 2007, Meadow Valley Corporation (the “Company”) increased its ownership in Ready Mix, Inc. (“RMI”) from approximately 53% to 66%. The Company purchased 476,550 shares of RMI common stock for $6,790,838 with cash on hand in a privately negotiated transaction with a RMI shareholder. The Company believes that this acquisition of RMI’s common stock fits well with the Company long-standing strategy to 1) to diversify within different sectors of the construction industry, 2) to improve margins, and 3) to build long-term shareholder value. The Company’s surety company supports the purchase and this transaction will not affect the Company’s bonding program.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meadow Valley Corporation
Date: July 2, 2007	By:	/s/ David D. Doty
David D. Doty
Chief Financial Officer